Exhibit 7

              MASTER TERMS AND CONDITIONS FOR COLLAR TRANSACTIONS
              BETWEEN CITIBANK, N.A. AND CIBC INVESTMENTS LIMITED

          The purpose of this Master Terms and Conditions for Collar Transactions (the "Master Confirmation"), dated as of May 11, 2004, is to set forth certain terms and conditions for collar transactions that CIBC Investments Limited ("Counterparty") will enter into with Citibank, N.A. ("Citibank"). Each such transaction (a "Transaction") entered into between Citibank and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Counterparty and Citibank mutually agree (a "Supplemental Confirmation"). This Master Confirmation and each Supplemental Confirmation together constitute a "Confirmation" as referred to in the Agreement specified below.

          1. The definitions and provisions contained in the 2000 ISDA Definitions (and Annex thereto) (the "2000 Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "2002 Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. In the event of any inconsistency between the 2000 Definitions and the 2002 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the 2000 Definitions, the 2002 Definitions or the Agreement (defined below), on the one hand, and this Master Confirmation, on the other hand, this Master Confirmation will govern for purposes of the Transactions hereunder. In the event of any inconsistency between the 2000 Definitions, the 2002 Definitions, the Agreement or this Master Confirmation, on the one hand, and a Supplemental Confirmation, on the other hand, the Supplemental Confirmation will govern for purposes of the Transaction to which such Supplemental Confirmation relates. With respect to any Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Supplemental Confirmation relating to such Transaction. For purposes of the 2002 Definitions, each Transaction shall be a "Share Option Transaction" thereunder.

          2. This Master Confirmation and a Supplemental Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate. In lieu of negotiating an ISDA Master Agreement and Schedule, you and we hereby agree that an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "ISDA Agreement") as published by ISDA in 1992, without any Schedule attached thereto, but containing all elections, modifications and amendments to the ISDA Agreement contained herein (as so supplemented, the "Agreement"), shall be deemed to have been executed by both of us on the date hereof. A copy of the ISDA Agreement has been, or promptly after the date hereof will be, delivered to you. This Master Confirmation and each Supplemental Confirmation, as well as any other Confirmation between us (unless otherwise specified in such Confirmation) shall supplement, form a part of, and be subject to such Agreement. All provisions contained in, or incorporated by reference to, the Agreement shall govern the Transactions referenced in this Master Confirmation, as well as all other Transactions between the parties heretofore or hereafter issued or entered into, except as expressly modified herein or therein.

         Each party will make each payment specified in this Master Confirmation or a Supplemental Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

         THIS MASTER CONFIRMATION AND EACH SUPPLEMENTAL CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

          3. SUPPLEMENT CONFIRMATIONS:

         Each Transaction to which a Supplemental Confirmation relates is a collar transaction, which consists of a Call option (the "Call") and a Put option (the "Put"), the terms of which include:

GENERAL TERMS:

Trade Date:                   As provided in the relevant Supplemental
                              Confirmation.

Option Style:                 European

Issuer:                       Global Payments Inc.

Shares: The common stock, no par value, of the Issuer (Symbol: GPN), or security entitlements in respect thereof.

Components:                   Each Transaction shall consist of 20 individual
                              Components, each with the terms and conditions as set forth in this Master Confirmation and the Supplemental Confirmation relating to such
                              Transaction. The payments and deliveries to be made upon settlement of each Transaction and in respect of any Early Termination Event (as defined below) shall be determined separately for each Component as if such Component were a separate Transaction.

Number of Options:            As provided in the relevant Supplemental
                              Confirmation.

Initial Share Price:          As provided in the relevant Supplemental
                              Confirmation.

Premium:                      As provided in the relevant Supplemental
                              Confirmation.

Exchange:                     New York Stock Exchange

Related Exchanges:            All Exchanges

Collar Seller
(Put seller/Call buyer):      Citibank

Collar Buyer
(Put buyer/Call seller):      Counterparty

Put Strike Price:             As provided in the relevant Supplemental
                              Confirmation; provided that if the Relevant
                              Price is greater than such price but less than the Call Strike Price, the Put Strike Price shall be the Relevant Price.

Call Strike Price:            As provided in the relevant Supplemental
                              Confirmation.

Collar Seller's Telephone     Telephone: 212 723 7357
and Facsimile Number for
the purpose of giving notice: Facsimile: 212 723 8328

Collar Buyer's Telephone and  Telephone:  416-594-8050
Facsimile Number for the
purpose of giving notice:     Facsimile:  416-594-8224

PROCEDURE FOR EXERCISE:

Expiration Date:              With respect to each Component, the date as
                              provided in the relevant Supplemental
                              Confirmation; provided that if any such date is a


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


                              Disrupted Day, the Expiration Date will be adjusted in accordance with the terms hereof (as if such date were a Valuation Date).

Automatic Exercise:           Applicable; provided that "In-the-Money" means
                              either the Relevant Price is greater than or equal to the Call Strike Price (the Call is in the money) or the Relevant Price is less than or equal to the Put Strike Price (the Put is in the money).

VALUATION:

Valuation Date:               With respect to each Component, the Expiration
                              Date for such Component; provided that if such day is a Disrupted Day, the Valuation Date for the relevant Component shall be the first succeeding Scheduled Trading Day that is neither a Disrupted Day nor a Valuation Date in respect of any other Component under the same
                              Transaction or any other Transaction under this Master Confirmation; provided, further, that if the Valuation Date has not occurred pursuant to the preceding proviso as of the Final Disruption
                              Date for such Component, that Final Disruption
                              Date shall be the Valuation Date (irrespective of whether such day is a Valuation Date in respect of any other Component under the same
                              Transaction or any other Transaction under this Master Confirmation) and the Settlement Price or
                              Relevant Price, as applicable, shall be the price determined by the Calculation Agent in its discretion.

Valuation Time:               At the close of trading in respect of regular
                              trading hours on the Exchange, without regard to extended trading hours on the Exchange, if any.

Final Disruption Date:        With respect to any Component, the fifth
                              Scheduled Trading Day immediately following the Expiration Date initially scheduled for the final Component of such Transaction.

Market Disruption:            Notwithstanding Section 6.3(a) of the 2002
                              Definitions, "Market Disruption Event" means the occurrence or existence of (i) a Trading
                              Disruption, (ii) an Exchange Disruption or (iii) an Early Closure, if, in the commercially reasonable determination of Citibank, such event is material.

                              Citibank shall, as soon as reasonably
                              practicable under the circumstances, notify the other party of the existence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been a Valuation Date.

SETTLEMENT TERMS:

Settlement Method Election:   Applicable; provided that notwithstanding
                              anything to the contrary in the 2002
                              Definitions, the notice of such election shall be in writing and be given no later than the Settlement Method Election Date and that the same Settlement Method Election shall apply to all Components under the same Transaction;
                              provided further, that after such election, if Citibank determines that there is a substantial likelihood that the Conditions to Physical
                              Settlement will not be satisfied on or prior to the Settlement Date for any Component under such Transaction, the Calculation Agent shall notify the parties of such determination, and Citibank shall use commercially reasonable efforts, in cooperation with Counterparty, to transfer and assign its rights and obligations under


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

                              such Transaction to another leading dealer in equity derivatives identified by Citigroup or Counterparty. If Citibank is unable after such efforts, for any reason (including, for the avoidance of doubt, for the reason that other leading dealers in equity derivatives to whom Citibank offered to so transfer and assign its rights and obligations under such Transaction determined that there was a substantial likelihood that the Conditions to Physical Settlement would not be satisfied on or prior to the Settlement Date for any Component under such Transaction) to effect such transfer at no additional cost to Citibank, then Citibank shall be entitled, but not required, in its discretion, to deem that Physical Settlement shall not apply and Cash Settlement shall be applicable to such Transaction.

Electing Party:               Counterparty

Settlement Method
Election Date:                With respect to any Transaction hereunder, no
                              less than 5 Scheduled Trading Days prior to the first Expiration Date with respect to such Transaction.

Default Settlement Method:    Physical Settlement.

Settlement Price for
Physical Settlement:          The Call Strike Price if the Call is in the
                              money or the Put Strike Price if the Put is in the money; provided that if the Open Price on the Valuation Date with respect to any Component under any Transaction is greater than the Put
                              Strike Price for such Transaction (determined without regard to the proviso thereto) but less than the Call Strike Price for such Transaction, the Settlement Price for Physical Settlement with respect to such Component shall be the VWAP
                              Price on such Valuation Date minus the Physical
                              Settlement Amount.

Open Price:                   On any day, the opening price of the Shares on
                              the Exchange on such day, as displayed on Bloomberg Page "[N]" (or any successor thereto) for the Issuer, as determined by the Calculation
                              Agent.

VWAP Price:                   On any day, the "Volume Weighted Average Price"
                              per Share on such day, as displayed on Bloomberg
                              Page "AQR" (or any successor thereto) for the Issuer with respect to the period from 9:30 a.m.
                              to 4:00 p.m. (New York City time) on such day, as determined by the Calculation Agent.

Physical Settlement Amount:   USD0.10; provided that, if requested by
                              Counterparty, Citibank will use commercially reasonable efforts to engage a third party broker to guarantee to Citibank execution of short sales of Shares at a per share discount to the daily VWAP Price of less than USD0.10, and if Citibank is so able to so engage such a broker and such engagement would be, in the reasonable determination of Citibank upon advice of counsel, in compliance with applicable law, Citibank shall so engage such broker and the Physical Settlement Amount shall be the per share discount to the daily VWAP Price so guaranteed by such broker.

Settlement Currency:          USD

Conditions to Physical
Settlement:                   It shall be a condition to Counterparty's right
                              to elect Physical Settlement for any Transaction that any Shares delivered to Citibank in

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

                              connection with such Physical Settlement shall be Shares that Citibank or its affiliates will be able to deliver in freely tradeable form to securities lenders from whom Citibank or its affiliates borrowed securities in connection with Citibank's hedge of such Transaction. Neither Counterparty nor Citibank has any reason to believe that, as of the date of this Master Confirmation, there is any current law, regulation or administrative interpretation that would result in any Shares not being so deliverable.

Representation and
Agreement:                    Section 9.11 of the 2002 Equity Definitions
                              shall be applicable; provided that requirements set forth in clauses (i) and (v) of Section 9.11 of the 2002 Equity Definitions shall be considered satisfied if the Condition to Physical Settlement is satisfied.

DIVIDENDS:

Extraordinary Dividend:       Any dividend that differs from the Assumed
                              Dividend Level.

Assumed Dividend Level:       USD0.00 per share per quarter.

SHARE ADJUSTMENTS:

Method of Adjustment:         Calculation Agent Adjustment; provided that, in
                              addition to the terms of Section 11.2(c) of the 2002 Definitions, the Calculation Agent may also adjust to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction; provided, further, that following the payment of an Extraordinary Dividend, the adjustments to the payment terms of the Transaction may include, without limitation, requiring a payment from one party to another to be made at the time of such adjustment.

Potential Adjustment Event:   (i) Sections 11.2(e)(iv) and (v) of the 2002
                              Definitions are hereby deleted. Section
                              11.2(e)(vii) of the 2002 Definitions is hereby restated as follows:

                              "(vii) any event that may have a material effect on the theoretical value of the Shares or a Transaction."

                              (ii) For the avoidance of doubt, any
                              Extraordinary Dividend for which the ex-dividend date occurs on or subsequent to the Trade Date shall be a Potential Adjustment Event.

                              (iii) If any event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the 2002 Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

                              WHERE:

                              "Spin-off" means, a distribution of Spin-off
                              Shares to holders of the Shares (the "Original Shares").

                              "Spin-off Shares" means, ordinary or common shares of a subsidiary of the Issuer or any other corporation in which the Issuer has an equity investment (the "Spin-off Company") that are, or that as of the ex-dividend date of a distribution of such shares to holders of Shares, are scheduled promptly to be (i) publicly quoted, traded or listed on an


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

                              exchange or quotation system and (ii) not subject to any currency exchange controls.

Consequences of Spin-offs:    As of the ex-dividend date of a Spin-off, (i)
                              "Shares" shall mean the Original Shares and the Spin-off Shares; (ii) each Transaction shall continue but as a Share Basket Option
                              Transaction with a Number of Baskets equal to the Number of Options prior to such Spin-off, and each Basket shall consist of one Original
                              Share and a number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off; and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of each Transaction as the Calculation Agent determines appropriate to account for the economic effect on each Transaction of such Spin-off (including, without limitation, adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transactions), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of each Transaction in accordance with the immediately preceding sentence. The Calculation Agent shall provide prompt notice of any adjustment(s), including a schedule or other reasonably detailed explanation of the basis for and determination of each adjustment.

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

(a) Share-for-Share:          Modified Calculation Agent Adjustment

(b) Share-for-Other:          Cancellation and Payment (Calculation Agent
                              Determination)

(c) Share-for-Combined:       Component Adjustment

Tender Offer:                 Applicable

Consequences of Tender Offers:

(a) Share-for-Share:          Modified Calculation Agent Adjustment

(b) Share-for-Other:          Cancellation and Payment (Calculation Agent
                              Determination)

(c) Share-for-Combined:       Component Adjustment

Composition of Combined
Consideration:                Not Applicable

Nationalization, Insolvency
or De-Listing:                Negotiated Close-out

Additional Disruption Events:

  Change in Law:                   Applicable

  Hedging Disruption:              Applicable



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

  Increased Cost of Hedging:       Applicable

  Loss of Stock Borrow:            Applicable; provided that the phrase "at a
                                   rate equal to or less than the Maximum Stock
                                   Loan Rate" at the end of the definition of Loss of Stock Borrow shall be deleted.

  Maximum Stock Loan Rate:         Not Applicable

  Increased Cost of
  Stock Borrow:                    Applicable

  Initial Stock Loan Rate:         25 basis points

  Hedging Party:                   Citibank

Determining Party:            Citibank

ACKNOWLEDGMENTS:

Non-Reliance:                 Applicable

Agreements and Acknowledg-
ments Regarding Hedging
Activities:                   Applicable

Additional Acknowledgments:   Applicable

ADDITIONAL TERMINATION EVENT:

          By notice to Citibank at any time, Counterparty may declare an Additional Termination Event to occur with respect to which any Transaction or Transactions hereunder specified by Counterparty will be the Affected Transaction or Transactions and Counterparty will be the sole Affected Party. Notwithstanding Section 6 of the Agreement, (i) an Early Termination Date with respect to such Additional Termination Event shall occur on the fifth Exchange Business Day following the day on which such notice is received by Citibank and (ii) Citibank's Loss upon such termination of such Transaction or Transactions shall be determined by the Calculation Agent.

ADDITIONAL ADJUSTMENT EVENT:

          If (i) on November 15, 2004, Citibank and its affiliates have not sold in the aggregate at least 6,000,000 Underwritten Hedge Securities and Additional Hedge Securities (each as defined in the Underwriting Agreement dated as of May 11, 2004 among Citigroup Global Markets Inc. and CIBC World Markets Corp., as Representatives (as defined therein) of the several Underwriters (as defined therein), Citibank, Counterparty and the Issuer (as amended from time to time, the "Underwriting Agreement")) pursuant to the Registration Statement (as defined in the Underwriting Agreement) and (ii) there are not at least 20 Exchange Business Days on which no Prospectus Unavailability Event (as defined below) has occurred and is continuing during the period from and after May 24, 2004 to and including November 15, 2004, then, (x) the Number of Options for each Transaction hereunder will be multiplied by a fraction, the numerator of which is the total number of the Underwritten Hedge Securities and Additional Hedge Securities sold by Citibank or its affiliates pursuant to the Registration Statement and the denominator of which is 6,000,000 and (y) the Put Strike Price and the Call Strike Price for each Transaction hereunder will be adjusted by the Calculation Agent to account for any gain realized or loss incurred by Citibank in repurchasing a number of Shares to arrive at the economically appropriate aggregate initial hedge position for Citibank in respect of all Transactions under this Master Confirmation; provided that notwithstanding any such adjustment, the Call Strike Price for each Transaction shall always be at least 10 percent greater than the Put Strike Price for such Transaction. "Prospectus Unavailability Event" means, on any date, any of the following: (A) Davis Polk & Wardwell, counsel to Citibank, in its professional judgment, would be unable to provide on such date an opinion to Citibank and the Underwriters relating to the matters


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

described in Section 6(g) of the Underwriting Agreement, in form and substance acceptable to Citibank, (B) any of the events set forth in Section 5(i)(a)(5),
Section 5(i)(a)(6) or Section 5(i)(b) of the Underwriting Agreement with respect to the Registration Statement, Additional Hedge Securities or the Final Prospectus (as defined in the Underwriting Agreement) has occurred or
(C) Issuer or Counterparty fails to fulfill any of its respective obligations on such date, if any, under Section 5(i)(j) or Section 5(ii)(d) of the Underwriting Agreement.

          4. CALCULATION AGENT:

         The Counterparty Calculation Agent (as defined below) and Citibank shall make jointly all calculations, determinations and adjustments required to be made by the Calculation Agent. If they cannot promptly agree on such a calculation, determination or adjustment, the parties shall make payments to the extent of the undisputed amount and the Counterparty Calculation Agent and Citibank shall promptly jointly appoint a Reference Market-maker to resolve the dispute (or, if they cannot jointly agree on a Reference Market-maker, each shall appoint a Reference Market-maker and such Reference Market-makers shall jointly appoint a third Reference Market-maker to resolve the dispute). Any costs and expenses of a Reference Market-maker appointed to resolve a dispute shall be borne equally by the parties. The "Counterparty Calculation Agent" shall be a major North American commercial bank appointed by Counterparty, but approved by Citibank. The identity of the Counterparty Calculation Agent shall not be changed without the approval of both parties.

          5. EFFECTIVENESS:

         It shall be a condition to the effectiveness of each Transaction that the closing under the Underwriting Agreement shall have occurred in accordance with Section 3 of the Underwriting Agreement and each of the following additional conditions shall have been satisfied:

          (a) The representations and warranties of Counterparty contained in Sections 7 and 8 below and in the Agreement shall be true and correct as of the Trade Date for such Transaction.

          (b) Counterparty shall have performed all of the covenants and obligations to be performed by it hereunder, under the relevant Supplemental Confirmation, under the Pledge Agreement and under the Agreement on or prior to such Trade Date;

          (c) The Pledge Agreement shall have been executed by the parties thereto and Counterparty shall have delivered to Citibank in accordance therewith the collateral required to be delivered pursuant to Section 2(b) thereof.

          (d) The Guaranty (as defined below) shall have been executed by the parties thereto.

          (e) Citibank shall have received two opinions of Clint A. Calder, Assistant General Counsel of Canadian Imperial Bank of Commerce and counsel to Counterparty and two opinions of Antonio Molestina, Senior Vice President and Deputy General Counsel - U.S. Region of Canadian Imperial Bank of Commerce and special counsel to Counterparty, each in form and substance satisfactory to Citibank and substantially to the effect set forth in Exhibit B, Exhibit C, Exhibit D and Exhibit E hereto, respectively.

          (f) Counterparty shall have received an opinion of Steven J. Keltz, legal counsel to Citibank, in form and substance satisfactory to Counterparty and substantially to the effect set forth in Exhibit F hereto.

          6. CREDIT SUPPORT DOCUMENTS:

         The Master Pledge Agreement dated May 11, 2004 between Counterparty and Citibank (the "Pledge Agreement") is a Credit Support Document under the Agreement with respect to Counterparty.

         The Guaranty dated May 11, 2004, as amended from time to time, made by Canadian Imperial Bank of Commerce (the "Guarantor") to guarantee the obligations of the Counterparty hereunder and under the Pledge



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

Agreement in favor of Citibank (the "Guaranty"), is a Credit Support Document under the Agreement with respect to Citibank.

          7. REPRESENTATIONS AND AGREEMENTS:

          (a) Counterparty hereby represents, warrants and agrees in favor of Citibank on the Trade Date of each Transaction:

                    (i) Counterparty has complied and will comply with all applicable disclosure or reporting requirements in respect of each Transaction hereunder imposed by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder.

                    (ii) Counterparty is not and, after giving effect to the transactions contemplated hereby, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (b) Citibank agrees that, with respect to such Transaction, Citibank shall (i) establish its initial hedge by selling the desired initial hedge number of Shares commencing on the Trade Date of such Transaction and subsequently make a series of additional sales and purchases, in offsetting amounts in the aggregate but in a manner designed to avoid the matching or crossing of those sales and purchases, (ii) deliver Final Prospectuses with respect to the initial and additional sales until it has sold the Number of Shares in respect of such Transaction, and (iii) cease making sales of Shares requiring the delivery of a Final Prospectus at any time Citibank has been informed that a Prospectus Unavailability Event has occurred.

          8. ADDITIONAL REPRESENTATIONS AND AGREEMENTS:

          (a) In connection with this Master Confirmation, each Supplemental Confirmation, each Transaction to which a Supplemental Confirmation relates and any other documentation relating to the Agreement, each party represents and acknowledges to the other party on the Trade Date of each Transaction that:

                    (i) such party is an "accredited investor" as defined in
          Section 2(a)(15)(ii) of the Securities Act and an "eligible contract participant" as such term is defined in the Commodity Exchange Act, as amended;

                    (ii) such party will immediately inform the other party of any changes in the information set forth herein occurring prior to the last Termination Date (as defined in the Pledge Agreement);

                    (iii) such party will immediately notify the other party of the occurrence of an Event of Default under the Agreement where such party is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default; and

                    (iv) such party was not or will not be insolvent at the time any Transaction hereunder was consummated, and was not or will not be rendered insolvent or will not be insolvent as a result thereof. At the time of any transfer to or for the benefit of the other party, such party did not intend or will not intend to incur, and did not incur or will not incur, debts that were beyond the ability of such party to pay as they mature.

          (b) In connection with this Master Confirmation, each Supplemental Confirmation, each Transaction to which a Supplemental Confirmation relates and any other documentation relating to the



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

Agreement, Counterparty represents and acknowledges to Citibank on the Trade Date of each Transaction that:

                    (i) Counterparty understands no obligations of Citibank to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

                    (ii) Counterparty's financial condition is such that Counterparty has no need for liquidity with respect to Counterparty's investment in such Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Counterparty's investments in and liabilities in respect of such Transaction, which Counterparty understands are not readily marketable, is not disproportionate to Counterparty's net worth, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty's entire investment in such Transaction;

                    (iii) COUNTERPARTY UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

                    (iv) Counterparty is entering into such Transaction for Counterparty's own account and not with a view to transfer, resale or distribution of such Transaction and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

          9. ACKNOWLEDGMENTS:

          The parties hereto intend for:

          (a) each Transaction hereunder to be a "securities contract", a "swap agreement" and/or a "forward contract" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 555, 556 and 560 of the Bankruptcy Code, to the extent applicable. The necessary action to authorize referred to in the representation in Section 3(a)(ii) of the Agreement includes all authorizations, if any, required under the Federal Deposit Insurance Act, as amended (including amendments effected by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989), and under any agreement, writ, decree, or order entered into with such party's supervisory authorities;

          (b) each of this Master Confirmation, each Supplemental
Confirmation, the Agreement and, each Credit Support Document constitutes, and together constitute, an "Eligible Financial Contract" under and in all proceedings relating to the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors Arrangement Act (Canada);

          (c) a party's right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default, any Termination Event with respect to such Transaction or any Extraordinary Event under the Agreement or the 2002 Definitions, as the case may be, with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code;

          (d) all payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers", respectively, under a "securities contract", "swap agreement" or a "forward contract" as defined in the Bankruptcy Code;

          (e) the Security Interests granted under the Pledge Agreement to be a bona fide pledge with full recourse to Counterparty; and

          (f) this Master Confirmation together with the relevant Supplemental Confirmation for any Transaction to constitute a "Contract" as described in the letter dated October 6, 2003 submitted by Robert W. Reeder and Leslie N. Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the "Staff") to which the Staff responded in an interpretative letter dated October 9, 2003.

          10. INDEMNIFICATION:

         Counterparty agrees to indemnify and hold harmless Citibank, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citibank and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any breach or alleged breach of any representation or warranty of Counterparty herein, in any Supplemental Confirmation or in the Pledge Agreement or the failure of Counterparty to perform its obligations hereunder, under any Supplemental Confirmation or under the Pledge Agreement, including but not limited to any sale of Shares constituting collateral, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citibank's breach of a material term of this Master Confirmation or the Pledge Agreement, as the case may be, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citibank's breach of a material term of this Master Confirmation or the Pledge Agreement, as the case may be, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. The provisions of this Section 10 shall survive completion of the Transactions contemplated by this Master Confirmation and the Pledge Agreement and any assignment and delegation pursuant to Section 11(b) of this Master Confirmation or Section 11(a) of the Pledge Agreement and shall inure to the benefit of any permitted assignee of Citibank.

          11. OTHER PROVISIONS:

          (a) Early Termination. The parties agree that for purposes of
Section 6(e) of the Agreement, Second Method and Loss will apply to each Component under each Transaction under this Master Confirmation. Upon (x) the occurrence or effective designation of an Early Termination Date in respect of any Component under any Transaction hereunder or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of any Component under any Transaction hereunder pursuant to Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such event as described in clause (x) or (y) above, an "Early Termination Event"), if Counterparty would owe any amount to Citibank pursuant to Section 6(d)(ii) of the Agreement (determined as if such Component were the only Transaction under the Agreement) or Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such amount, a "Counterparty Payment Amount" and any Early Termination Event that would so result in Counterparty owing any such amount, a "Payment Event"), then, except to the extent that Citibank proceeds to realize pursuant to Section 6 of the Pledge Agreement upon the security interests in the collateral pledged under the Pledge Agreement and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the Agreement:

                    (i) on the date on which any Counterparty Payment Amount is due, in lieu of any payment or delivery of such Counterparty Payment Amount, Counterparty shall deliver to Citibank a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such securities or property) with a value equal to such Counterparty Payment Amount based on the market value of the Shares (or such other securities or property) as of the Early Termination Date or the date as of which the Cancellation Amount is determined, as the case may be, as determined by the Calculation Agent; and

                    (ii) for purposes of determining any Loss under Section 6(e) of the Agreement in respect of any other Component under the same Transaction or any other Transactions under the Agreement, such Component shall be deemed not to be a Transaction under the Agreement; provided that, for the avoidance of doubt, if Counterparty fails to deliver Shares pursuant to clause (i) above at the time required, then, such Component (including such delivery obligation) shall be included for the purpose of determining Citibank's Loss for all Components under all Transactions (including such Component) under the Agreement.

                    (b) Transfer. Notwithstanding any provision of the Agreement to the contrary, Citibank shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a "Citibank Affiliate"); provided that Counterparty shall have recourse to Citibank in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty's monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder (for the avoidance of doubt, the parties agree this provision shall not limit Counterparty's right to seek specific performance from any Citibank Affiliate to whom Citibank has assigned any of its rights and obligations hereunder). Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Citibank as the sole Affected Party.

                    (c) Third Party Beneficiaries. This Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, Citibank and their respective successors and assigns and no other person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All of the covenants and agreements herein contained by or on behalf of Counterparty and Citibank shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

                    (d) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party's affiliates.

                    (e) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

                    (f) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          (g) Confidentiality. Citibank and Counterparty agree that (i) Counterparty is not obligated to Citibank to keep confidential from any and all persons or otherwise limit the use of any element of Citibank's descriptions relating to tax aspects of the Transactions hereunder and any part of the structure necessary to understand those tax aspects, and (ii) Citibank does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Counterparty.

          (h) Financial Institution. Citibank is a "financial institution" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

          (i) Limit on Beneficial Ownership. Notwithstanding any other provision hereof, Citibank shall not be entitled to receive Shares (whether in connection with exercise of any Transaction hereunder or as a result of the occurrence of a Payment Event) to the extent (but only to the extent) that such receipt would result in Citibank beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 9.9% of the outstanding Shares. Any purported delivery (including in connection with a Payment Event) hereunder or under the Pledge Agreement shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Citibank so beneficially owning in excess of 9.9% of the outstanding Shares. If any delivery (including in connection with a Payment Event) owed to Citibank hereunder is not made, in whole or in part, as a result of this Section 11(i), Counterparty's obligation to make such delivery shall not be extinguished, and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Local Business Day after Citibank gives notice to Counterparty that such delivery would not result in Citibank so beneficially owning in excess of 9.9% of the outstanding Shares.

          (j) Waiver. Notwithstanding anything to the contrary in the Agreement, a waiver in respect of the Agreement will be effective if executed by the party against whom the waiver is to be effective.

          (k) Interest Act. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest, to which any rate of interest payable under or pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation that is to be calculated on any basis other than a full calendar year is equivalent, may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

          12. NETTING AND SET-OFF:

          (a) Subparagraph (ii) of Section 2(c) of the Agreement will not apply to any Transaction under the Agreement (in each case starting from the date hereof).

          (b) In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Event, such party ("Party X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by the Agreement, the Pledge Agreement, this Master Confirmation and each Supplemental Confirmation pursuant to the terms hereof and thereof, and to set off any obligation that Party X may have to the other party hereto ("Party Y") hereunder or thereunder or otherwise, against any right Party X may have against Party Y hereunder or thereunder or otherwise. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type and currency, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type or currency, the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (as determined by the Calculation Agent) equal to that of the net obligation. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may determine the amount or value of such obligation or right, in which case set-off will be effected in respect of that determination, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

          13. SCHEDULE PROVISIONS:

          (a) The Termination Currency means U.S. Dollars.

          (b) The "Cross Default" provision of Section 5(a)(vi) of the Agreement will apply to both parties.

          For the purpose of such provision:

          "Threshold Amount" means 2% of such party's shareholders' equity, except in the case of Counterparty, Threshold Amount means 2% of the Guarantor's shareholders' equity.

          (c) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will apply to both parties.

          (d) All notices or other communications required or permitted to be made hereunder shall be in writing, addressed to the respective parties at the following addresses and effective upon receipt.

          TO CITIBANK:

          Address:            Citibank, N.A.
                              390 Greenwich Street
                              Equity Capital Markets - 5th Floor
                              New York, New York 10013
                              Attention:     Equity Derivatives
                              Facsimile No.: 212-723-8750
                              Telephone No.: 212-723-7357

          with a copy to:

          Address:            Citibank, N.A.
                              250 West Street, 10th Floor
                              New York, New York 10013
                              Attention:     GRB Legal Group-Derivatives
                              Facsimile No.: 212-816-7772
                              Telephone No.: 212-816-2211

          TO COUNTERPARTY:

          Address:            CIBC GCM Derivatives
                              Middle Office
                              161 Bay Street, 12th Floor
                              Toronto, Ontario, Canada M5J 2S8
                              Attention:     Ian Cays
                              Facsimile No.: 416-594-8224

          (e) Account Details:

          Citibank:           ABA #021000089
                              DDA 00167679
                              Ref: Equity Derivatives

          Counterparty:       Bank of New York
                              021-000-018
                              F/A/O CIBCWM Corp
                              A/C# 854-0-904104
                              Ref: Cust A/C#033-20004 (CIBC Investments Ltd.)
                              Attn: Peter Giordano 212-667-7172

          (f) Unless otherwise directed in writing, any Share to be delivered hereunder shall be delivered as follows:

          TO CITIBANK:        To be advised.

          TO COUNTERPARTY:    To be advised.

         Counterparty hereby confirms that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transactions to which this Master Confirmation relates by manually signing this Master Confirmation and providing any other information requested herein and sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

                                       Yours sincerely,

                                       CITIBANK, N.A.


                                       By: /s/ Herman Hirsch
                                          -------------------------------
                                          Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   -----------------------------
   Name:  Peter Kay
   Title: President

                                                                     EXHIBIT A
                                                   FORM OF SUPPLEMENTAL COLLAR
                                                                  CONFIRMATION

                           SUPPLEMENTAL CONFIRMATION

Date:             _________________

To:               CIBC Investments Limited

Telefax No.:      _________________

Attention:        _________________

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of [ ], 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     [__________________]

         Trade Date:                    [__________________]

         Number of Options:             [__________________] in the aggregate
                                        with respect to the Transaction. For
                                        purposes of determining the payments
                                        and deliveries to be made upon
                                        settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                            Component No. 1  [_________]
                                            Component No. 2  [_________]
                                            Component No. 3  [_________]
                                            Component No. 4  [_________]
                                            Component No. 5  [_________]
                                            Component No. 6  [_________]
                                            Component No. 7  [_________]
                                            Component No. 8  [_________]
                                            Component No. 9  [_________]
                                            Component No. 10 [_________]
                                            Component No. 11 [_________]
                                            Component No. 12 [_________]
                                            Component No. 13 [_________]
                                            Component No. 14 [_________]
                                            Component No. 15 [_________]
                                            Component No. 16 [_________]
                                            Component No. 17 [_________]
                                            Component No. 18 [_________]
                                            Component No. 19 [_________]
                                            Component No. 20 [_________]

         Premium:                       USD[______________]

         Initial Share Price:           USD[______________]

         Put Strike Price:              USD[______________]

         Call Strike Price:             USD[______________]

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1  [_________]
                                            Component No. 2  [_________]
                                            Component No. 3  [_________]
                                            Component No. 4  [_________]
                                            Component No. 5  [_________]
                                            Component No. 6  [_________]
                                            Component No. 7  [_________]
                                            Component No. 8  [_________]
                                            Component No. 9  [_________]
                                            Component No. 10 [_________]
                                            Component No. 11 [_________]
                                            Component No. 12 [_________]
                                            Component No. 13 [_________]
                                            Component No. 14 [_________]
                                            Component No. 15 [_________]
                                            Component No. 16 [_________]
                                            Component No. 17 [_________]
                                            Component No. 18 [_________]
                                            Component No. 19 [_________]
                                            Component No. 20 [_________]

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                       Yours sincerely,

                                       CITIBANK, N.A.


                                        By:_______________________________
                                           Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By:_____________________________
   Name:
   Title:

                                                                     EXHIBIT B
                                                            FORM OF OPINION OF
                                                    CLINT A. CALDER, ASSISTANT
                                                   GENERAL COUNSEL OF CIBC AND
                                                       COUNSEL TO COUNTERPARTY
May ___, 2004

Citibank, N.A.
390 Greenwich Street
Equity Capital Markets - 5th Floor
New York, New York 10013
Attention:     Equity Derivatives
Facsimile No.: 212-723-8750
Telephone No.: 212-723-7357

Dear Ladies and Gentlemen:

Re: CIBC Investments Limited

         I am Assistant General Counsel of Canadian Imperial Bank of Commerce ("CIBC"), qualified to practice law in the Province of Ontario, Canada. In that capacity, I am familiar with the articles, by laws and other constitutive documents and the relevant board resolutions of, and other papers relating to, CIBC Investments Limited. ("CIBC Investments"), a wholly-owned subsidiary of CIBC. This opinion is furnished to you in connection with (i) the Master Terms and Conditions for Collar Transactions dated May ___, 2004 (the "Master Terms and Conditions") between Citibank, N.A. ("Citibank") and CIBC Investments,
(ii) each Supplemental Confirmation (as defined in the Master Terms and Conditions) entered into between Citibank and CIBC Investments on or prior to the date hereof (the "Existing Confirmations") and (iii) the Master Pledge Agreement dated May ___, 2004 (the "Pledge Agreement") between CIBC Investments and Citibank. The Master Terms and Conditions, the Existing Confirmations and the Pledge Agreement are collectively referred to herein as the "Agreement".

         I have examined a copy of the executed Agreement. I have also examined original, photostatic or certified copies of such corporate records of CIBC Investments and such other documents, and have considered such questions of law, that I have deemed relevant and necessary as the basis for the opinions expressed in this letter.

         Based upon and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, I am of the opinion that:

         1. CIBC Investments is duly organized and validly existing under the laws of Canada.

         2. CIBC Investments has the power and capacity to execute and deliver the Agreement and has the power to enter into and perform its obligations under the Agreement.

         3. CIBC Investments has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Agreement and the Agreement has been duly executed and delivered by CIBC Investments.

         4. No consent, license, authorization, approval or exemption of, or registration or filing with, or declaration by, any Canadian federal or provincial governmental body or regulatory authority was or is required for or in connection with the execution or delivery by CIBC Investments of the Agreement or the performance of its obligations thereunder, except such as have been obtained and are in full force and effect.

         5. CIBC Investments' execution and delivery of the Agreement and its performance of its obligations thereunder did not and do not violate or conflict with (i) any provision of its constitutive documents or any resolutions or decision as passed or taken by CIBC Investments; (ii) any law, rule or regulation applicable to CIBC Investments; (iii) any order or judgment of any court or other agency of government applicable to CIBC Investments or
(iv) any agreement, instrument, court order or decree by which CIBC Investments or its property is bound.

         6. To the best of my knowledge, there is not pending or threatened against CIBC Investments any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of the Agreement or its ability to perform its obligations under the Agreement.

         7. The governing law clause, subjecting the Agreement to the laws of the State of New York, is valid under the law of the Province of Ontario, and a court in the Province of Ontario would uphold that choice of law in an action brought in Ontario with respect to the Agreement, except to the extent that to do so would violate some principle of public policy recognized by the court. I see no reason at this time to believe that public policy would preclude enforcement of the governing law clause.

         8. A final judgment issued by a court of competent jurisdiction in the State of New York in respect of any certain sum payable by CIBC Investments under the Agreement would be recognized and enforced by the courts of the Province of Ontario without re-examination or re-litigation of the matters adjudicated, provided that:

         (a) such judgment was not obtained by fraud or in a manner contrary to natural justice;

         (b) enforcement of such judgment would not be contrary to public policy in the Province of Ontario (and with respect to this proviso 8(b), I see no reason at this time to believe that the enforcement of such a judgment would be contrary to public policy in the Province of Ontario);

         (c) the court rendering such judgment had jurisdiction over CIBC Investments, as recognized by the courts of the Province of Ontario; and

         (d) the action was commenced within the time limitations contained in the Limitations Act (Ontario), which in effect provides that any action to enforce a foreign judgment must be commenced within two years of the date of the foreign judgment.

         The opinions expressed in this letter are subject to the following assumptions and qualifications:

         1. I have assumed the genuineness of all signatures other than those of CIBC Investments officers (whether on originals or copies of documents), the authenticity of all documents submitted to me as certified copies or as originals, the conformity to original documents of all documents submitted to me as notarial, certified, conformed, photostatic or faxed copies thereof and the authenticity of the originals of such documents.

         2. The courts of Ontario only render judgments in Canadian dollars and will not render judgments expressed in United States dollars or any other foreign currency. Where an Ontario court awards an order to enforce an obligation denominated in a foreign currency, the order will require payment of an amount in Canadian currency sufficient to purchase the amount of the obligation in the foreign currency at a chartered bank in Ontario at the close of business on the first day on which such bank quotes a Canadian dollar rate for the purchase of the foreign currency before the day that payment of the obligation is received by the creditor; provided, however, that:

         (a) where an obligation enforceable in Ontario provides for a manner of conversion to Canadian currency of an amount in a foreign currency, the Ontario courts will give effect to the manner of conversion in the obligation, and

         (b) where, in a proceeding to enforce an obligation in a foreign currency, an Ontario court is satisfied that conversion of the amount of the obligation to Canadian currency as provided in the general rule outlined above would be inequitable to any party, the court may order payment of an amount in Canadian currency sufficient to purchase the amount of the obligation in the foreign currency at a chartered bank in Ontario on such other day as the court considers equitable in the circumstances.

         3. The opinions expressed in this letter relate only to the laws of the Province of Ontario and the laws of Canada applicable therein and no opinions are expressed with respect to the laws of any other jurisdiction.

         This opinion has been given in my capacity as Assistant General Counsel for CIBC and not in my personal capacity. The opinions expressed in this letter are provided solely for your benefit in connection with the Agreement and may not be published or otherwise communicated by you or relied upon by any person without my prior written consent. Antonio Molestina, Senior Vice President and Deputy General Counsel - U.S. Region of CIBC, may rely on this opinion for purposes of rendering his opinion to you in connection with the Agreement.



                                 Yours truly,



                                 CLINT A. CALDER

                                 Assistant General Counsel

                                                                      EXHIBIT C
                                                             FORM OF OPINION OF
                                                     CLINT A. CALDER, ASSISTANT
                                                    GENERAL COUNSEL OF CIBC AND
                                                        COUNSEL TO COUNTERPARTY
May ___, 2004



Citibank, N.A.
390 Greenwich Street
Equity Capital Markets - 5th Floor
New York, New York 10013
Attention:     Equity Derivatives
Facsimile No.: 212-723-8750
Telephone No.: 212-723-7357

Dear Ladies and Gentlemen:

Re: CIBC Guaranty

         I am Assistant General Counsel of Canadian Imperial Bank of Commerce ("CIBC"), qualified to practice law in the Province of Ontario, Canada. In that capacity, I am familiar with the charter, by laws and other constitutive documents and the relevant board resolutions of, and other papers relating to, CIBC. This opinion is furnished to you in connection with the Guaranty dated as of May ___, 2004 (the "Guaranty") made by CIBC in favour of Citigroup (as such term is defined in the Guaranty).

         I have examined a copy of the executed Guaranty. I have also examined original, photostatic or certified copies of such corporate records of CIBC and such other documents, and have considered such questions of law, that I have deemed relevant and necessary as the basis for the opinions expressed in this letter.

         Based upon and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, I am of the opinion that:

         1. CIBC is duly organized and validly existing as a bank chartered under the Bank Act (Canada).

         2. CIBC has the power and capacity to execute and deliver the Guaranty and has the power to enter into and perform its obligations under the Guaranty.

         3. CIBC has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Guaranty and the Guaranty has been duly executed and delivered by CIBC.

         4. No consent, license, authorization, approval or exemption of, or registration or filing with, or declaration by, any Canadian federal or provincial governmental body or regulatory authority was or is required for or in connection with the execution or delivery by CIBC of the Guaranty or the performance of its obligations thereunder, except such as have been obtained and are in full force and effect.

         5. CIBC's execution and delivery of the Guaranty and its performance of its obligations thereunder did not and do not violate or conflict with (i) any provision of its constitutive documents or any resolutions or decision as passed or taken by CIBC; (ii) any law, rule or regulation applicable to CIBC; (iii) any order or judgment of any court or other agency of government applicable to CIBC or (iv) any agreement, instrument, court order or decree by which CIBC or its property is bound.

         6. To the best of my knowledge, there is not pending or threatened against CIBC any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of the Guaranty or its ability to perform its obligations under the Guaranty.

         7. The governing law clause, subjecting the Guaranty to the laws of the State of New York, is valid under the law of the Province of Ontario, and a court in the Province of Ontario would uphold that choice of law in an action brought in Ontario with respect to the Guaranty, except to the extent that to do so would violate some principle of public policy recognized by the court. I see no reason at this time to believe that public policy would preclude enforcement of the governing law clause.

         8. A final judgment issued by a court of competent jurisdiction in the State of New York in respect of any certain sum payable by CIBC under the Guaranty would be recognized and enforced by the courts of the Province of Ontario without re-examination or re-litigation of the matters adjudicated, provided that:

         (a) such judgment was not obtained by fraud or in a manner contrary to natural justice;

         (b) enforcement of such judgment would not be contrary to public policy in the Province of Ontario (and with respect to this proviso 8(b), I see no reason at this time to believe that the enforcement of such a judgment would be contrary to public policy in the Province of Ontario);

         (c) the court rendering such judgment had jurisdiction over CIBC, as recognized by the courts of the Province of Ontario; and

         (d) the action was commenced within the time limitations contained in the Limitations Act (Ontario), which in effect provides that any action to enforce a foreign judgment must be commenced within two years of the date of the foreign judgment.

         The opinions expressed in this letter are subject to the following assumptions and qualifications:

         1. I have assumed the genuineness of all signatures other than those of CIBC officers (whether on originals or copies of documents), the authenticity of all documents submitted to me as certified copies or as originals, the conformity to original documents of all documents submitted to me as notarial, certified, conformed, photostatic or faxed copies thereof and the authenticity of the originals of such documents.

         2. The courts of Ontario only render judgments in Canadian dollars and will not render judgments expressed in United States dollars or any other foreign currency. Where an Ontario court awards an order to enforce an obligation denominated in a foreign currency, the order will require payment of an amount in Canadian currency sufficient to purchase the amount of the obligation in the foreign currency at a chartered bank in Ontario at the close of business on the first day on which such bank quotes a Canadian dollar rate for the purchase of the foreign currency before the day that payment of the obligation is received by the creditor; provided, however, that:

         (a) where an obligation enforceable in Ontario provides for a manner of conversion to Canadian currency of an amount in a foreign currency, the Ontario courts will give effect to the manner of conversion in the obligation, and

         (b) where, in a proceeding to enforce an obligation in a foreign currency, an Ontario court is satisfied that conversion of the amount of the obligation to Canadian currency as provided in the general rule outlined above would be inequitable to any party, the court may order payment of an amount in Canadian currency sufficient to purchase the amount of the obligation in the foreign currency at a chartered bank in Ontario on such other day as the court considers equitable in the circumstances.

         3. The opinions expressed in this letter relate only to the laws of the Province of Ontario and the laws of Canada applicable therein and no opinions are expressed with respect to the laws of any other jurisdiction.

         This opinion has been given in my capacity as Assistant General Counsel for CIBC and not in my personal capacity. The opinions expressed in this letter are provided solely for your benefit in connection with the Guaranty and may not be published or otherwise communicated by you or relied upon by any person without my prior written consent. Antonio Molestina, Senior Vice President and Deputy General Counsel - U.S. Region of CIBC, may rely on this opinion for purposes of rendering his opinion to you in connection with the Guaranty.



                                 Yours truly,



                                 CLINT A. CALDER

                                 Assistant General Counsel

                                                                     EXHIBIT D
                                         FORM OF OPINION OF ANTONIO MOLESTINA,
                                              SENIOR VICE PRESIDENT AND DEPUTY
                                         GENERAL COUNSEL - U.S. REGION OF CIBC
                                           AND SPECIAL COUNSEL TO COUNTERPARTY


May __, 2004



Citibank, N.A.
390 Greenwich Street
Equity Capital Markets - 5th Floor
New York, New York 10013
Attention:     Equity Derivatives
Facsimile No.: 212-723-8750
Telephone No.: 212-723-7357

Ladies and Gentlemen:

Re: CIBC Investments Limited

         I am the Senior Vice President and Deputy General Counsel - U.S. Region of Canadian Imperial Bank of Commerce ("CIBC"), and have acted as special counsel to CIBC Investments Limited ("CIBC Investments"), a wholly-owned subsidiary of CIBC, in connection with (i) the Master Terms and Conditions for Collar Transactions dated May 11, 2004 (the "Master Terms and Conditions") between CIBC Investments and Citibank, N.A. ("Citibank"), (ii) each Supplemental Confirmation related thereto (collectively, the "Supplemental Confirmations") and (iii) the Master Pledge Agreement dated as of May 11, 2004 (the "Pledge Agreement") between CIBC Investments and Citibank. The Master Terms and Conditions, the Supplemental Confirmations and the Pledge Agreement are collectively referred to herein as the "Agreement".

         In that connection, I have examined a copy of the executed Agreement. I have also examined original, photostatic or certified copies of such corporate records of CIBC Investments and such other documents, and have considered such questions of law, that I have deemed relevant and necessary as the basis for the opinions expressed in this letter. In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to me as copies.

         I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the laws of the State of New York and the Federal law of the United States of America. The opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America. In addition, to the extent that the laws of Canada (or any Province thereof) may be relevant to the opinions expressed herein, I have relied, without any independent investigation, on the opinion of even date of Clint A. Calder, Assistant General Counsel to CIBC (a copy of which has been delivered to you), and the opinions expressed herein, insofar as the laws of Canada (or any Province thereof) may be relevant to such opinions, are subject to the assumptions, qualifications and limitations expressed therein.

         Based upon and subject to the foregoing, it is my opinion that:

         1. The Agreement constitutes a legal, valid and binding obligation of CIBC Investments under the laws of the State of New York, enforceable against CIBC Investments in accordance with its terms.

         2. The execution, delivery and performance by CIBC Investments of the Agreement will not violate (i) any Federal or New York State law, rule or regulation, (ii) any order or judgment, known to me after reasonable investigation, of or with any Federal or New York State governmental agency or body or any Federal or New York State court having jurisdiction over CIBC Investments or any of its subsidiaries or any of their properties or (iii) any agreement, instrument, court order or decree, known to me after reasonable investigation, by which CIBC Investments or its property is bound.

         3. No approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency in the United States of America or the State of New York is required on the part of CIBC Investments for the execution, delivery and performance by CIBC Investments of the Agreement; except for the registration under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities (as defined in the Underwriting Agreement dated as of May 11, 2004 among Citigroup Global Markets Inc. and CIBC World Markets Corp., as Representatives (as defined therein) of the several Underwriters (as defined therein), Citibank, CIBC and Global Payments Inc.) by the Underwriters.

         4. CIBC Investments is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to (a) the effects of bankruptcy, reorganization, insolvency, fraudulent conveyance, liquidation, readjustment of debt, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights in respect of CIBC Investments, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

         The opinions set forth above are provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. These opinions are rendered as of the date hereof, and I disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

         This opinion has been given in my capacity as Senior Vice President and Deputy General Counsel of CIBC, and not in my personal capacity. This opinion letter and the opinions expressed herein are provided solely to you in connection with the Agreement. This opinion letter may not be relied upon by you for any other purpose or relied upon by, or furnished to, any other person without my prior written consent.

                                    Very truly yours,

                                    Antonio Molestina
                                    Senior Vice President and
                                    Deputy General Counsel

                                                                     EXHIBIT E
                                         FORM OF OPINION OF ANTONIO MOLESTINA,
                                              SENIOR VICE PRESIDENT AND DEPUTY
                                         GENERAL COUNSEL - U.S. REGION OF CIBC
                                           AND SPECIAL COUNSEL TO COUNTERPARTY



May __, 2004

Citibank, N.A.
390 Greenwich Street
Equity Capital Markets - 5th Floor
New York, New York 10013
Attention:     Equity Derivatives
Facsimile No.: 212-723-8750
Telephone No.: 212-723-7357

Ladies and Gentlemen:

Re: Canadian Imperial Bank of Commerce

         I am the Senior Vice President and Deputy General Counsel - U.S. Region of Canadian Imperial Bank of Commerce ("CIBC"), and have acted as counsel to CIBC in connection with the Guaranty dated as of May 11, 2004 made by CIBC in favor of Citibank, N.A. and each subsidiary or affiliate thereof (the "Agreement").

         In that connection, I have examined a copy of the executed Agreement. I have also examined original, photostatic or certified copies of such corporate records of CIBC and such other documents, and have considered such questions of law, that I have deemed relevant and necessary as the basis for the opinions expressed in this letter. In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to me as copies.

         I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the laws of the State of New York and the Federal law of the United States of America. The opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America. In addition, to the extent that the laws of Canada (or any Province thereof) may be relevant to the opinions expressed herein, I have relied, without any independent investigation, on the opinion of even date of Clint A. Calder, Assistant General Counsel to CIBC (a copy of which has been delivered to you), and the opinions expressed herein, insofar as the laws of Canada (or any Province thereof) may be relevant to such opinions, are subject to the assumptions, qualifications and limitations expressed therein.

         Based upon and subject to the foregoing, it is my opinion that:

         1. The Agreement constitutes a legal, valid and binding obligation of CIBC under the laws of the State of New York, enforceable against CIBC in accordance with its terms.

         2. The execution, delivery and performance by CIBC of the Agreement will not violate (i) any Federal or New York State law, rule or regulation,
(ii) any order or judgment, known to me after reasonable investigation, of or with any Federal or New York State governmental agency or body or any Federal or New York State court having jurisdiction over

CIBC or any of its subsidiaries or any of their properties or (iii) any agreement, instrument, court order or decree, known to me after reasonable investigation, by which CIBC or its property is bound.

         3. No approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency in the United States of America or the State of New York is required on the part of CIBC for the execution, delivery and performance by CIBC of the Agreement; except for the registration under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities (as defined in the Underwriting Agreement dated as of May 11, 2004 among Citigroup Global Markets Inc. and CIBC World Markets Corp., as Representatives (as defined therein) of the several Underwriters (as defined therein), Citibank, CIBC and Global Payments Inc.) by the Underwriters.

         4. CIBC is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to (a) the effects of bankruptcy, reorganization, insolvency, fraudulent conveyance, liquidation, readjustment of debt, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights in respect of CIBC, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

         The opinions set forth above are provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. These opinions are rendered as of the date hereof, and I disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

         This opinion has been given in my capacity as Senior Vice President and Deputy General Counsel of CIBC, and not in my personal capacity. This opinion letter and the opinions expressed herein are provided solely to you in connection with the Agreement. This opinion letter may not be relied upon by you for any other purpose or relied upon by, or furnished to, any other person without my prior written consent.

                                   Very truly yours,



                                   Antonio Molestina
                                   Senior Vice President and
                                   Deputy General Counsel

                                                                     EXHIBIT F

                                                            FORM OF OPINION OF
                                                STEVEN J. KELTZ, LEGAL COUNSEL
                                                             TO CITIBANK, N.A.


May [    ], 2004

CIBC Investments Limited
CIBC GCM Derivatives
Middle Office
161 Bay Street, 12th Floor
Toronto, Ontario, Canada M5J 2S8
Attention:     Ian Cays
Facsimile No.: 416-594-8224

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Master Terms and Conditions for Collar Transactions dated May 11, 2004 (the "Master Terms and Conditions") between CIBC Investments Limited ("CIBC Investments") and Citibank, N.A. ("Citibank") and relates to the Master Terms and Conditions, the five Supplemental Confirmation thereunder, each dated as of May __, 2004 (collectively, the "Supplemental Confirmations"), and the Master Pledge Agreement dated as of May 11, 2004 (the "Pledge Agreement" and, together with the Master Terms and Conditions and the Supplemental Confirmations, the "Agreement"). Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

         I am Legal Counsel to Citibank. In connection with the execution and delivery of the Agreement, I, or a lawyer under my supervision, have examined such documents as I have deemed necessary or appropriate for the opinions expressed herein.

         Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that, so far as the laws of the United States of America and of the State of New York are concerned:

          (1) Citibank is a banking association duly existing under the laws of the United States of America.

         (2) Citibank has full corporate power and capacity to execute and deliver the Agreement and to perform its obligations thereunder.

         (3) Such actions have been duly authorized by all necessary corporate action, and are not in conflict with (i) the corporate charter and related documents of Citibank, (ii) any law, rule or regulation applicable to Citibank or any of its subsidiaries or affiliates, (iii) any order or judgment, known to me after reasonable investigation, of or with any Federal or New York State governmental agency or body or any Federal or New York State court having jurisdiction over Citibank or any of its subsidiaries or any of their properties or (iv) any agreement, instrument, court order or decree, known to me after reasonable investigation, by which Citibank or its property is bound.

         (4) No consents, authorizations or approvals are required for the execution and delivery by Citibank of the Agreement and the performance of its obligations thereunder, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance.

         (5) The Agreement has been duly executed and delivered by Citibank and constitutes the legal, valid and binding obligation of Citibank enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity).

         (6) Citibank is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         This opinion is solely for the benefit of, and may only be relied upon by, you and the Canadian Imperial Bank of Commerce.


                                          Very truly yours,



                                          Legal Counsel

                                          Citibank

                        SUPPLEMENTAL CONFIRMATION NO. 1

Date:             May 11, 2004

To:               CIBC Investments Limited

Telefax No.:      416-594-8224

Attention:        Ian Cays

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of May 11, 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     For each Component, the Transaction
                                        Reference No. as set forth below:

                                            Component No. 1   E04-00945
                                            Component No. 2   E04-00946
                                            Component No. 3   E04-00947
                                            Component No. 4   E04-00948
                                            Component No. 5   E04-00949
                                            Component No. 6   E04-00950
                                            Component No. 7   E04-00951
                                            Component No. 8   E04-00952
                                            Component No. 9   E04-00953
                                            Component No. 10  E04-00954
                                            Component No. 11  E04-00955
                                            Component No. 12  E04-00956
                                            Component No. 13  E04-00957
                                            Component No. 14  E04-00958
                                            Component No. 15  E04-00959
                                            Component No. 16  E04-00960
                                            Component No. 17  E04-00961
                                            Component No. 18  E04-00962
                                            Component No. 19  E04-00963
                                            Component No. 20  E04-00964

         Trade Date:                    May 11, 2004

         Number of Options:             1,200,000 in the aggregate with
                                        respect to the Transaction. For
                                        purposes of determining the
                                        payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                            Component No. 1   60,000
                                            Component No. 2   60,000
                                            Component No. 3   60,000
                                            Component No. 4   60,000
                                            Component No. 5   60,000
                                            Component No. 6   60,000
                                            Component No. 7   60,000
                                            Component No. 8   60,000
                                            Component No. 9   60,000
                                            Component No. 10  60,000
                                            Component No. 11  60,000
                                            Component No. 12  60,000
                                            Component No. 13  60,000
                                            Component No. 14  60,000
                                            Component No. 15  60,000
                                            Component No. 16  60,000
                                            Component No. 17  60,000
                                            Component No. 18  60,000
                                            Component No. 19  60,000
                                            Component No. 20  60,000

         Premium:                       USD0.00

         Initial Share Price:           USD42.48

         Put Strike Price:              USD41.59

         Call Strike Price:             USD45.84

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1   March 28, 2006
                                            Component No. 2   March 29, 2006
                                            Component No. 3   March 30, 2006
                                            Component No. 4   March 31, 2006
                                            Component No. 5   April 3, 2006
                                            Component No. 6   April 4, 2006
                                            Component No. 7   April 5, 2006
                                            Component No. 8   April 6, 2006
                                            Component No. 9   April 7, 2006
                                            Component No. 10  April 10, 2006
                                            Component No. 11  April 11, 2006
                                            Component No. 12  April 12, 2006
                                            Component No. 13  April 13, 2006
                                            Component No. 14  April 17, 2006
                                            Component No. 15  April 18, 2006
                                            Component No. 16  April 19, 2006
                                            Component No. 17  April 20, 2006
                                            Component No. 18  April 21, 2006
                                            Component No. 19  April 24, 2006
                                            Component No. 20  April 25, 2006

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                  Yours sincerely,

                                  CITIBANK, N.A.


                                  By: /s/ Herman Hirsch
                                     ------------------------------
                                     Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   ----------------------------
   Name:  Peter Kay
   Title: President

                        SUPPLEMENTAL CONFIRMATION NO. 2

Date:             May 11, 2004

To:               CIBC Investments Limited

Telefax No.:      416-594-8224

Attention:        Ian Cays

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of May 11, 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     For each Component, Transaction
                                        Reference No. as set forth below:

                                            Component No. 1   E04-00965
                                            Component No. 2   E04-00966
                                            Component No. 3   E04-00967
                                            Component No. 4   E04-00968
                                            Component No. 5   E04-00969
                                            Component No. 6   E04-00970
                                            Component No. 7   E04-00971
                                            Component No. 8   E04-00972
                                            Component No. 9   E04-00973
                                            Component No. 10  E04-00974
                                            Component No. 11  E04-00975
                                            Component No. 12  E04-00976
                                            Component No. 13  E04-00977
                                            Component No. 14  E04-00978
                                            Component No. 15  E04-00979
                                            Component No. 16  E04-00980
                                            Component No. 17  E04-00981
                                            Component No. 18  E04-00982
                                            Component No. 19  E04-00983
                                            Component No. 20  E04-00984

         Trade Date:                    May 11, 2004

         Number of Options:             1,200,000 in the aggregate with
                                        respect to the Transaction. For
                                        purposes of determining the
                                        payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                            Component No. 1   60,000
                                            Component No. 2   60,000
                                            Component No. 3   60,000
                                            Component No. 4   60,000
                                            Component No. 5   60,000
                                            Component No. 6   60,000
                                            Component No. 7   60,000
                                            Component No. 8   60,000
                                            Component No. 9   60,000
                                            Component No. 10  60,000
                                            Component No. 11  60,000
                                            Component No. 12  60,000
                                            Component No. 13  60,000
                                            Component No. 14  60,000
                                            Component No. 15  60,000
                                            Component No. 16  60,000
                                            Component No. 17  60,000
                                            Component No. 18  60,000
                                            Component No. 19  60,000
                                            Component No. 20  60,000

         Premium:                       USD0.00

         Initial Share Price:           USD42.48

         Put Strike Price:              USD42.06

         Call Strike Price:             USD46.30

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1   June 28, 2006
                                            Component No. 2   June 29, 2006
                                            Component No. 3   June 30, 2006
                                            Component No. 4   July 3, 2006
                                            Component No. 5   July 5, 2006
                                            Component No. 6   July 6, 2006
                                            Component No. 7   July 7, 2006
                                            Component No. 8   July 10, 2006
                                            Component No. 9   July 11, 2006
                                            Component No. 10  July 12, 2006
                                            Component No. 11  July 13, 2006
                                            Component No. 12  July 14, 2006
                                            Component No. 13  July 17, 2006
                                            Component No. 14  July 18, 2006
                                            Component No. 15  July 19, 2006
                                            Component No. 16  July 20, 2006
                                            Component No. 17  July 21, 2006
                                            Component No. 18  July 24, 2006
                                            Component No. 19  July 25, 2006
                                            Component No. 20  July 26, 2006

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                         Yours sincerely,

                                         CITIBANK, N.A.


                                         By: /s/ Herman Hirsch
                                            ---------------------------
                                            Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   --------------------------
   Name:  Peter Kay
   Title: President

                        SUPPLEMENTAL CONFIRMATION NO. 3

Date:             May 11, 2004

To:               CIBC Investments Limited

Telefax No.:      416-594-8224

Attention:        Ian Cays

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of May 11, 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     For each Component, Transaction
                                        Reference No. as set forth below:

                                            Component No. 1   E04-00985
                                            Component No. 2   E04-00986
                                            Component No. 3   E04-00987
                                            Component No. 4   E04-00988
                                            Component No. 5   E04-00989
                                            Component No. 6   E04-00990
                                            Component No. 7   E04-00991
                                            Component No. 8   E04-00992
                                            Component No. 9   E04-00993
                                            Component No. 10  E04-00994
                                            Component No. 11  E04-00995
                                            Component No. 12  E04-00996
                                            Component No. 13  E04-00997
                                            Component No. 14  E04-00998
                                            Component No. 15  E04-00999
                                            Component No. 16  E04-01000
                                            Component No. 17  E04-01001
                                            Component No. 18  E04-01002
                                            Component No. 19  E04-01003
                                            Component No. 20  E04-01004

         Trade Date:                    May 11, 2004

         Number of Options:             1,200,000 in the aggregate with
                                        respect to the Transaction. For
                                        purposes of determining the
                                        payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                             Component No. 1   60,000
                                             Component No. 2   60,000
                                             Component No. 3   60,000
                                             Component No. 4   60,000
                                             Component No. 5   60,000
                                             Component No. 6   60,000
                                             Component No. 7   60,000
                                             Component No. 8   60,000
                                             Component No. 9   60,000
                                             Component No. 10  60,000
                                             Component No. 11  60,000
                                             Component No. 12  60,000
                                             Component No. 13  60,000
                                             Component No. 14  60,000
                                             Component No. 15  60,000
                                             Component No. 16  60,000
                                             Component No. 17  60,000
                                             Component No. 18  60,000
                                             Component No. 19  60,000
                                             Component No. 20  60,000

         Premium:                       USD0.00

         Initial Share Price:           USD42.48

         Put Strike Price:              USD42.55

         Call Strike Price:             USD46.80

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1   September 29, 2006
                                            Component No. 2   October 2, 2006
                                            Component No. 3   October 3, 2006
                                            Component No. 4   October 4, 2006
                                            Component No. 5   October 5, 2006
                                            Component No. 6   October 6, 2006
                                            Component No. 7   October 9, 2006
                                            Component No. 8   October 10, 2006
                                            Component No. 9   October 11, 2006
                                            Component No. 10  October 12, 2006
                                            Component No. 11  October 13, 2006
                                            Component No. 12  October 16, 2006
                                            Component No. 13  October 17, 2006
                                            Component No. 14  October 18, 2006
                                            Component No. 15  October 19, 2006
                                            Component No. 16  October 20, 2006
                                            Component No. 17  October 23, 2006
                                            Component No. 18  October 24, 2006
                                            Component No. 19  October 25, 2006
                                            Component No. 20  October 26, 2006

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                         Yours sincerely,

                                         CITIBANK, N.A.


                                         By: /s/ Herman Hirsch
                                            ---------------------------
                                            Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   --------------------------
   Name:  Peter Kay
   Title: President

                        SUPPLEMENTAL CONFIRMATION NO. 4

Date:             May 11, 2004

To:               CIBC Investments Limited

Telefax No.:      416-594-8224

Attention:        Ian Cays

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of May 11, 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     For each Component, Transaction
                                        Reference No. as set forth below:

                                            Component No. 1   E04-01005
                                            Component No. 2   E04-01006
                                            Component No. 3   E04-01007
                                            Component No. 4   E04-01008
                                            Component No. 5   E04-01009
                                            Component No. 6   E04-01010
                                            Component No. 7   E04-01011
                                            Component No. 8   E04-01012
                                            Component No. 9   E04-01013
                                            Component No. 10  E04-01014
                                            Component No. 11  E04-01015
                                            Component No. 12  E04-01016
                                            Component No. 13  E04-01017
                                            Component No. 14  E04-01018
                                            Component No. 15  E04-01019
                                            Component No. 16  E04-01020
                                            Component No. 17  E04-01021
                                            Component No. 18  E04-01022
                                            Component No. 19  E04-01023
                                            Component No. 20  E04-01024

         Trade Date:                    May 11, 2004

         Number of Options:             1,200,000 in the aggregate with
                                        respect to the Transaction. For
                                        purposes of determining the
                                        payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                            Component No. 1   60,000
                                            Component No. 2   60,000
                                            Component No. 3   60,000
                                            Component No. 4   60,000
                                            Component No. 5   60,000
                                            Component No. 6   60,000
                                            Component No. 7   60,000
                                            Component No. 8   60,000
                                            Component No. 9   60,000
                                            Component No. 10  60,000
                                            Component No. 11  60,000
                                            Component No. 12  60,000
                                            Component No. 13  60,000
                                            Component No. 14  60,000
                                            Component No. 15  60,000
                                            Component No. 16  60,000
                                            Component No. 17  60,000
                                            Component No. 18  60,000
                                            Component No. 19  60,000
                                            Component No. 20  60,000

         Premium:                       USD0.00

         Initial Share Price:           USD42.48

         Put Strike Price:              USD43.05

         Call Strike Price:             USD47.30

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1   December 28, 2006
                                            Component No. 2   December 29, 2006
                                            Component No. 3   January 2, 2007
                                            Component No. 4   January 3, 2007
                                            Component No. 5   January 4, 2007
                                            Component No. 6   January 5, 2007
                                            Component No. 7   January 8, 2007
                                            Component No. 8   January 9, 2007
                                            Component No. 9   January 10, 2007
                                            Component No. 10  January 11, 2007
                                            Component No. 11  January 12, 2007
                                            Component No. 12  January 16, 2007
                                            Component No. 13  January 17, 2007
                                            Component No. 14  January 18, 2007
                                            Component No. 15  January 19, 2007
                                            Component No. 16  January 22, 2007
                                            Component No. 17  January 23, 2007
                                            Component No. 18  January 24, 2007
                                            Component No. 19  January 25, 2007
                                            Component No. 20  January 26, 2007

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                         Yours sincerely,

                                         CITIBANK, N.A.


                                         By: /s/ Herman Hirsch
                                            ---------------------------
                                            Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   --------------------------
   Name:  Peter Kay
   Title: President

                        SUPPLEMENTAL CONFIRMATION NO. 5

Date:             May 11, 2004

To:               CIBC Investments Limited

Telefax No.:      416-594-8224

Attention:        Ian Cays

From:             Citibank, N.A.

Telefax No.:      212-615-8985

         The purpose of this communication (this "Supplemental Confirmation") is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Collar Transactions dated as of May 11, 2004 (the "Master Confirmation") between you and us.

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.

         2. The particular Transaction to which this Supplemental Confirmation relates is as follows:

         Transaction Reference No.:     For each Component, Transaction
                                        Reference No. as set forth below:

                                            Component No. 1   E04-01025
                                            Component No. 2   E04-01026
                                            Component No. 3   E04-01027
                                            Component No. 4   E04-01028
                                            Component No. 5   E04-01029
                                            Component No. 6   E04-01030
                                            Component No. 7   E04-01031
                                            Component No. 8   E04-01032
                                            Component No. 9   E04-01033
                                            Component No. 10  E04-01034
                                            Component No. 11  E04-01035
                                            Component No. 12  E04-01036
                                            Component No. 13  E04-01037
                                            Component No. 14  E04-01038
                                            Component No. 15  E04-01039
                                            Component No. 16  E04-01040
                                            Component No. 17  E04-01041
                                            Component No. 18  E04-01042
                                            Component No. 19  E04-01043
                                            Component No. 20  E04-01044

         Trade Date:                    May 11, 2004

         Number of Options:             1,200,000 in the aggregate with
                                        respect to the Transaction. For
                                        purposes of determining the
                                        payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Options for such Component
                                        shall be as set forth below:

                                            Component No. 1   60,000
                                            Component No. 2   60,000
                                            Component No. 3   60,000
                                            Component No. 4   60,000
                                            Component No. 5   60,000
                                            Component No. 6   60,000
                                            Component No. 7   60,000
                                            Component No. 8   60,000
                                            Component No. 9   60,000
                                            Component No. 10  60,000
                                            Component No. 11  60,000
                                            Component No. 12  60,000
                                            Component No. 13  60,000
                                            Component No. 14  60,000
                                            Component No. 15  60,000
                                            Component No. 16  60,000
                                            Component No. 17  60,000
                                            Component No. 18  60,000
                                            Component No. 19  60,000
                                            Component No. 20  60,000

         Premium:                       USD0.00

         Initial Share Price:           USD42.48

         Put Strike Price:              USD43.54

         Call Strike Price:             USD47.79

         Expiration Date:               For each Component, the date as set
                                        forth below:

                                            Component No. 1   March 28, 2007
                                            Component No. 2   March 29, 2007
                                            Component No. 3   March 30, 2007
                                            Component No. 4   April 2, 2007
                                            Component No. 5   April 3, 2007
                                            Component No. 6   April 4, 2007
                                            Component No. 7   April 5, 2007
                                            Component No. 8   April 9, 2007
                                            Component No. 9   April 10, 2007
                                            Component No. 10  April 11, 2007
                                            Component No. 11  April 12, 2007
                                            Component No. 12  April 13, 2007
                                            Component No. 13  April 16, 2007
                                            Component No. 14  April 17, 2007
                                            Component No. 15  April 18, 2007
                                            Component No. 16  April 19, 2007
                                            Component No. 17  April 20, 2007
                                            Component No. 18  April 23, 2007
                                            Component No. 19  April 24, 2007
                                            Component No. 20  April 25, 2007

         Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.


                                         Yours sincerely,

                                         CITIBANK, N.A.


                                         By: /s/ Herman Hirsch
                                            ---------------------------
                                            Authorized Representative

Confirmed as of the date
first above written:

CIBC INVESTMENTS LIMITED


By: /s/ Peter Kay
   --------------------------
   Name:  Peter Kay
   Title: President